Exhibit 10.25

SERIES D+ PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES D+ PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 16, 2019 by and among,

(1)	Kingsoft Cloud Holdings Limited (the “Company”), a limited liability company organized under the laws of the Cayman Islands;

(2)	the entities listed on Schedule A attached hereto (the “Major Subsidiaries”, and each, a “Major Subsidiary”);

(3)	Autogold Limited (the “Officer Holdco”), a limited liability company organized under the laws of the British Virgin Islands;

(4)	Mr. WANG Yulin (王育林), a citizen of the PRC with ID card number of * (the “Officer”); and

(5)	the entity listed on Schedule B attached hereto (the “Purchaser”).

RECITALS:

A.    The Officer Holdco, Kingsoft Corporation Limited (“Kingsoft”), the Management Holdco (as defined below), TMF Trust (HK) Limited (“TMF”), Mr. ZHANG Hongjiang, Celestial Power Limited, ChinaAMC Special Investment Limited, Xiaomi Corporation (“Xiaomi”), Buddies Team Limited, METAWIT Capital L.P. (元慧资本有限合伙), New Cloud Ltd., Shunwei Growth III Limited, Precious Steed Limited, FutureX AI Opportunity Fund LP (acting through FutureX Innovation Limited as its general partner), FurtureX Innovation SPC (acting for and on behalf of New Technology Fund I SP as one of its segregated portfolios), FUTUREX INNOVATION SPC - Special Opportunity Fund VI SP and Howater Innovation I Limited Partnership (acting through Howater Capital (Cayman) Limited as its general partner) collectively own 100% of the issued and outstanding shares of the Company as of the date hereof.

B.    The Company owns 100% of the equity interests of the HK Company, and the HK Company owns 100% of the equity interests of each of the PRC Subsidiaries. The PRC Subsidiary 1 Controls the Domestic Enterprise 1, and the PRC Subsidiary 2 Controls the Domestic Enterprise 2, in each case, through a captive structure by virtue of the Restructuring Documents (as defined below).

C.    The Officer owns 100% of the issued and outstanding shares of the Officer Holdco. Micro Design Limited owns 100% of the issued and outstanding shares of the Management Holdco and the Management (as defined below) owns 100% of the issued and outstanding shares of Micro Design Limited.

D.    Mrs. QIU Weiqin (求伟芹) and Kingsoft Digital Entertainment Technology Co., Ltd. (北京金山数字娱乐科技有限公司) collectively own 100% of the registered capital of the Domestic Enterprise 1, which is the sole shareholder of the ICP Co 1.

E.    Mrs. QIU Weiqin (求伟芹) and the Officer collectively own 100% of the registered capital of the Domestic Enterprise 2, which is the sole shareholder of the ICP Co 2.

F.    The Group Companies (as defined below) are engaged in the development of technologies, software and services relating to cloud computing, the development of technologies, software and services relating to cloud storage, video cloud, CDN and other types of cloud services and the development of value-added services and software based on cloud computing (the “Principal Business”).

G.    The Company, the Major Subsidiaries, the Officer Holdco, the Officer and China Internet Investment Fund. (中国互联网投资基金(有限合伙)) entered into a Series D+ Preferred Share Purchase Agreement dated December 2, 2019 (the “CIIF SPA”).

H.    The Company desires to issue, sell and allot to the Purchaser, and the Purchaser desires to purchase from the Company, the relevant number of Purchased Shares (as defined below) set forth in Section 2.2 on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS

1.1    Definitions. In this Agreement, unless the context otherwise requires the following words and expressions have the following meanings:

“Affiliate” of a Person (the “Subject Person”) means (i) in the case of Subject Person that is a natural person, any other Person that is a spouse or parent, grandparent, child, grandchild, brother or sister or the spouse thereof (collectively, “Immediate Family”) of the Subject Person or is directly or indirectly Controlled by such Subject Person or member of his/her Immediate Family; (ii) in the case of a Subject Person other than a natural person, any other Person directly or indirectly Controlling, Controlled by or under common Control with the Subject Person.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the New York, Cayman Islands, the PRC or Hong Kong are required or authorized by law or executive order to be closed.

“Company Financial Statements” means the unaudited consolidated balance sheet and statements of income of the Company for the year of 2017 and 2018 and the period commencing on January 1, 2019 to June 30, 2019.

“Control” of a given Person means the power or authority, whether exercised or not, to direct or cause the direction of the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the appointment of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“ESOP” means the Share Award Scheme (as amended), the Share Option Scheme (as amended) and other employee stock incentive plans of the Company as may be approved in accordance with the Restated Articles and the Restated Shareholders Agreement and adopted by the Company from time to time, under which Shares of the Company have been or shall be issued and reserved for issuance to employees, officers, directors, contractors, advisors or consultants of the Group Companies.

“Existing SHA” means the eighth amended and restated shareholders agreement dated March 29, 2018 entered into by and among the Company, the existing shareholders of the Company and certain other parties thereto.

“Financial Statements Date” means June 30, 2019.

“Fundamental Warranties” means the representations and warranties of Group Companies set forth in Sections 4.1 (Organization, Standing and Qualification), 4.2 (Capitalization and Other Particulars of the Group Companies), 4.3 (Due Authorization), 4.4 (Valid Issuance of Purchased Shares), 4.5 (No Conflicts), 4.6 (Compliance with Law; Licenses), 4.8 (Financial Statements) and 4.19 (Taxes).

“Governmental Authority” means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange, in each case having competent jurisdiction.

“Group Companies” means the Company, the Major Subsidiaries, and subsidiaries of any of the foregoing, either Controlled through contractual commitment or equity ownership, and “Group Company” means any one of them.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China

“Key Employees” means the key employees of the Group Companies as set forth in Exhibit F.

“Management” means the ultimate beneficial owners of the Management Holdco, who hold all issued and outstanding shares of the Management Holdco indirectly through an intermediary whose issued and outstanding shares are all held by such beneficial owners, as listed in the register of members of such intermediary provided to the Purchaser prior to the date of this Agreement.

“Management Holdco” means River Jade Holdings Limited, a limited liability company organized under the laws of the British Virgin Islands.

“Management Restricted Share Agreement” means the second amended and restated restricted share agreement entered into by and among the Company, Kingsoft, the Management and the Management Holdco dated October 12, 2015, as amended.

“Mr. ZHANG Hongjiang” means ZHANG Hongjiang (张宏江), a citizen of Singapore with passport number of *.

“Officer Restricted Share Agreement” means the restricted share agreement dated February 28, 2015 by and among the Company, Kingsoft, the Officer, the Officer Holdco and certain other parties thereto.

“Ordinary Shares” means the ordinary shares, par value US$0.001 per share, of the Company, having the rights, preferences, privileges and restrictions as set forth in the Restated Articles.

“Person” means any natural person, firm, company, Governmental Authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

“PRC” means the People’s Republic of China, which, for the purpose of this Agreement and the other Transaction Documents, excludes Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC Companies” shall mean the PRC Subsidiaries, the Domestic Enterprises and subsidiaries of any of the foregoing which are organized under the laws of the PRC, and each a “PRC Company”.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series D+ Preferred Shares, each having the rights, preferences, privileges and restrictions as set forth in the Restated Articles.

“Registration Rights Agreement” means a registration rights agreement to be entered into at the Closing and substantially in the form attached hereto as Exhibit E.

“Related Party” means, with respect to a company, (i) any shareholder of such company that has Control, joint Control or significant influence over such company, (ii) any director of such company, (iii) any senior officer of such company, (iv) any Immediate Family of a shareholder, director or senior officer of such company, (v) any Person in which any such Person in any of (i) to (iv) above has Control, joint Control or significant influence over such Person, other than a passive shareholding of less than 5% in a publicly listed company, or (vi) any other Person that Controls or is Controlled by or under common Control with any such Person in any of (i) to (v) above.

“Restated Articles” means the seventeenth amended and restated memorandum of association and articles of association of the Company as amended from time to time by Special Resolution (as defined in the Restated Articles) in the form as attached hereto as Exhibit D.

“Restated Shareholders Agreement” means the ninth amended and restated shareholders agreement to be entered into by the parties thereto at the Closing and substantially in the form attached hereto as Exhibit C.

“Restructuring Documents” means a series of documents, according to which the Company is able to establish effective Control over, and consolidate the financial results of, the Domestic Enterprise 1 through the PRC Subsidiary 1 and the Domestic Enterprise 2 through the PRC Subsidiary 2, as amended.

“Series A Preferred Shares” means the series A preferred convertible shares, par value US$0.001 per share, of the Company.

“Series B Preferred Shares” means the series B preferred convertible shares, par value US$0.001 per share, of the Company.

“Series C Preferred Shares” means the series C preferred convertible shares, par value US$0.001 per share, of the Company.

“Series D Preferred Shares” means the series D preferred convertible shares, par value US$0.001 per share, of the Company.

“Series D+ Preferred Shares” means the series D+ preferred convertible shares, par value US$0.001 per share, of the Company.

“Share Award Scheme” means the share award scheme adopted by the Board on February 22, 2013, as amended from time to time.

“Share Option Scheme” means the share option scheme adopted by the shareholders of the Company on February 27, 2013, as amended from time to time.

“Shares” means the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series D+ Preferred Shares, each having the rights, preferences, privileges and restrictions as set forth in the Restated Articles.

“Transaction Documents” means this Agreement, the Restated Shareholders Agreement, the Restated Articles, the Registration Rights Agreement, the Restructuring Documents and any other agreements, letters or documents the execution of which is contemplated under any of the aforementioned documents.

1.2    Terms Defined Elsewhere. The following terms are defined in this Agreement as follows:

“Agreement”	Preamble
“CCBI Investor”	Schedule B
“CIIF Closing”	Section 3.1
“CIIF SPA”	Recitals
“Closing”	Section 3.1
“Closing Date”	Section 3.1
“Company”	Preamble
“Disclosure Schedule”	Section 4
“Domestic Enterprise 1”	Schedule A
“Domestic Enterprise 2”	Schedule A
“Domestic Enterprise” and “Domestic Enterprises”	Schedule A
“Government Official”	Section 4.7
“HK Company”	Schedule A

“ICP Co 1”	Schedule A
“ICP Co 2”	Schedule A
“ICP Cos”	Schedule A
“Indemnified Person”	Section 9.1
“Indemnifiable Losses”	Section 9.1
“Kingsoft”	Recitals
“knowledge”	Section 4
“Liabilities”	Section 4.10
“Licenses”	Section 4.6
“Major Subsidiary” and “Major Subsidiaries”	Preamble
“Material Adverse Effect”	Section 4
“Material Contracts”	Section 4.16
“Officer”	Preamble
“Officer Holdco”	Preamble
“PRC Subsidiary 1”	Schedule A
“PRC Subsidiary 2” “PRC Subsidiaries”	Schedule A Schedule A
“Principal Business”	Recitals
“Proprietary Assets”	Section 4.13
“Purchase Price”	Section 2.2
“Purchased Shares”	Section 2.2
“Purchaser” “Related Party Transaction”	Preamble Section 4.18
“Restructuring Losses”	Section 9.1
“SAFE”	Section 4.25
“SAFE Circular”	Section 4.25
“SEC”	Section 5.1
“Tax Returns”	Section 4.19
“TMF”	Recitals
“UNCITRAL Rules”	Section 10.13
“Xiaomi”	Recitals

1.3    Interpretation.

(a)    Directly or Indirectly. The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b)    Gender and Number. Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)    Include not Limiting. “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(d)    Law. References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, including any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(e)    References to Documents. References to this Agreement include the Schedules and Exhibits, which form an integral part hereof. A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to, this Agreement. The words “hereof,” “hereunder” and “hereto,” and words of like import, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. A reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(f)    Share Calculations. In calculations of share numbers, references to a “fully diluted basis” mean that the calculation is to be made assuming that all outstanding and reserved equity securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged. Any reference to a number or price of Ordinary Shares shall be appropriately adjusted to reflect any share subdivision, share consolidation, share dividend, share reclassification, restructuring, capitalization issuance or similar transaction affecting the share capital of the Company.

(g)    Time. Except as otherwise provided, for purposes of calculating the length of time from a given day or the day of a given act or event, the relevant period shall be calculated exclusive of that day. If the day on or by which a payment must be made is not a Business Day, that payment must be made on or by the Business Day immediately following such day.

(h)    Writing. References to writing include any mode of reproducing words in a legible and non-transitory form.

(i)    Language. This Agreement is drawn up in the English language. If this Agreement is translated into any other language, the English language text shall prevail.

2.	AGREEMENT TO PURCHASE AND SELL SHARES

2.1    Authorization. As of the Closing (as defined below), the Company will have authorized the issuance of 22,035,999 Series D+ Preferred Shares.

2.2    Agreement to Purchase and Sell. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, such number of Series D+ Preferred Shares (the “Series D+ Financing”) as set forth opposite the Purchaser’s name on Schedule B attached hereto (the “Purchased Shares”), for an aggregate purchase price as set forth opposite such Purchaser’s name on Schedule B attached hereto (the “Purchase Price”) at the price of US$0.907605775 per share. At the Closing, subject to fulfillment or waiver of the conditions set forth under Section 6 and Section 7, the Purchase Price shall be paid by the Purchaser by wire transfer of immediately available funds to an account designated by the Company.

2.3    Valuation. The pre-money valuation of the Company for the Series D+ Financing shall be US$2,600,000,000 on a fully diluted basis (assuming the closing of the transaction contemplated by the CIIF SPA has not occurred) and the post-money valuation of the Company for the Series D+ Financing on a fully diluted basis shall be no more than US$2,670,000,000.

3.	CLOSING; DELIVERY

3.1    Closing. The purchase and sale of the Purchased Shares hereunder shall be held remotely via exchange of documents and signatures as soon as practical after fulfillment or waiver of the closing conditions set forth in Sections 6 and 7 or at such other date or time as the Company and the Purchaser may mutually agree upon (the “Closing” and the date of the Closing, the “Closing Date”), but in no event later than December 31, 2019 if the closing conditions set forth in Sections 6 and 7 are fulfilled or waived prior to such date. The Closing shall occur simultaneously with the closing of the transaction contemplated by the CIIF SPA (the “CIIF Closing”), unless otherwise agreed by the Company and the Purchaser. For the avoidance of doubt, notwithstanding any other provision hereof, in the event that the CIIF Closing does not occur for any reason, the CCBI Investor and the Company shall not be obligated to consummate the transaction contemplated hereby.

3.2    Delivery by the Company. At the Closing, in addition to those items the delivery of which is made an express closing condition under Sections 6, the Company shall deliver to the Purchaser a copy of the Company’s register of members as at the date of the Closing, certified as true by the registration agent of the Company, updated to show the Purchaser as the holder of the Purchased Shares as set forth in Section 2.2.

3.3    Delivery by the Purchaser. At the Closing, in addition to those items the delivery of which is made an express closing condition under Section 7, the Purchaser shall pay the Purchase Price by wire transfer of immediately available funds in U.S. dollars to an account designated by the Company, the details of which shall be provided by the Company to the Purchaser within five (5) Business Days prior to the Closing.

4.	REPRESENTATIONS AND WARRANTIES OF THE GROUP COMPANIES

The Group Companies, jointly and severally, hereby represent and warrant to the Purchaser, except as set forth in the disclosure schedule attached hereto as Exhibit B (the “Disclosure Schedule”), as of the date hereof and the Closing Date hereunder, as follows. In this Agreement, any reference to a party’s “knowledge” means such party’s actual knowledge, and the knowledge which should have been acquired by such party after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs, including but not limited to due and diligent inquiries of officers, directors and other employees of such party reasonably believed to have knowledge of the matter in question; any reference to “Material Adverse Effect” means the material adverse effect on the condition (financial or otherwise), operation or management of, assets or liabilities relating to, or results of operation (historical or prospective) of the Principal Business (as presently conducted and proposed to be conducted) or of the Group Companies as a whole.

4.1    Organization, Standing and Qualification. Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets, and to perform each of its obligations hereunder and under any agreement contemplated hereunder to which it is a party. Each Group Company is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction where failure to be so qualified would have a Material Adverse Effect.

4.2    Capitalization and Other Particulars of the Group Companies.

(a)    Share Capital Immediately Prior to Closing. The authorized share capital of the Company, immediately prior to the Closing, consists of a total of (i) 1,282,750,429 Ordinary Shares of which 1,077,086,304 are issued (including 211,776,304 Ordinary Shares issued to TMF as trustee pursuant to the Share Award Scheme), (ii) 458,116,000 Series A Preferred Shares, all of which are issued and outstanding, (iii) 153,603,600 Series B Preferred Shares, all of which are issued and outstanding, (iv) 185,665,192 Series C Preferred Shares, all of which are issued and outstanding, (v) 842,738,782 Series D Preferred Shares, all of which are issued and outstanding, and (vi) 77,125,997 Series D+ Preferred Shares, none of which are issued or outstanding.

(b)    Options, Warrants, Reserved Shares. Except for (i) the rights provided in the Transaction Documents and the CIIF SPA, (ii) up to an aggregate of 425,126,304 Ordinary Shares reserved for issuance or issued to the trustee as restricted shares under the ESOP, of which (x) 209,750,000 Ordinary Shares have been reserved for the issuance of share options pursuant to the Share Option Scheme (including 28,674,875 Ordinary Shares held by TMF and 33,605,125 Ordinary Shares held by the Officer Holdco pursuant to the ESOP), (y) 211,776,304 Ordinary Shares have been issued to the trustee TMF as restricted shares pursuant to the Share Award Scheme, and (z) 3,600,000 Ordinary Shares have been issued to the Management Holdco and indirectly held by Mr. Wang Yulin (王育林) as restricted shares pursuant to the Share Award Scheme (iii) the options to purchase the equity interest in the Domestic Enterprises as set forth in the Restructuring Documents, (iv) the right to purchase Shares from the Officer Holdco by the Company, Kingsoft and Xiaomi as set forth in the Officer Restricted Share Agreement, (v) the right to purchase Shares from the Management Holdco by the Company and Kingsoft as set forth in the Management Restricted Share Agreement, and (vi) the right to purchase Shares issued pursuant to the ESOP by the Company as set forth in the rules of the ESOP, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the shares of the Company or any other Group Companies.

(c)    Particulars of the Group Companies. The particulars of each Group Company set forth in the Disclosure Schedule are true, complete and correct, except that the share capital, directors and shareholders of the Company shall be changed pursuant to the Transaction Documents as of the Closing.

(d)    Other Rights with Respect to Shares. Except as provided in the Transaction Documents, no voting or similar agreements exist related to the equity securities of any Group Company which are presently outstanding.

4.3    Due Authorization. All corporate actions on the part of each Group Company and, as applicable, its respective officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of such Group Company under the Transaction Documents, and the authorization, issuance, and allotment of all of the Purchased Shares being sold under this Agreement have been taken or will be taken prior to the Closing. Each of the Transaction Documents, when executed and delivered, will constitute valid and binding obligations of each Group Company, to the extent such Group Company is a party to such documents, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

4.4    Valid Issuance of Purchased Shares.

(a)    The Purchased Shares, when issued, sold and allotted in accordance with the terms of this Agreement, and registered in the register of members of the Company, will be duly and validly issued, fully paid and non-assessable.

(b)    Immediately prior to the Closing, all of the outstanding capital shares of the Company are duly and validly issued, fully paid and non-assessable, and all outstanding shares, options and other securities of the Company have been issued in full compliance with the requirements of all applicable securities laws and regulations. The capitalization table of the Company (on a fully diluted basis) immediately prior to and after the Closing is set out in Exhibit A.

4.5    No Conflicts. The execution and delivery by each Group Company of this Agreement and each other Transaction Document to which it is a party do not, and the performance by each Group Company of its obligations under this Agreement and such other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not:

(a)    conflict with or result in a violation or breach of any of the terms, conditions or provisions of the formation and/or constitutional documents of any Group Company;

(b)    conflict with or result in a violation or breach of any term or provision of any law applicable to any Group Company or any of their respective assets and properties; or

(c)    (i) contravene, conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default or result in a loss of benefit under, or (iii) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, any contract or license to which any Group Company is a party or under which any of their respective assets and properties is bound except as would not result in a Material Adverse Effect.

4.6    Compliance with Law; Licenses. Each Group Company has at all times carried on its business in compliance with all applicable laws and regulations in all material respects. No Group Company nor, to the best knowledge of each Group Company, any of their directors, officers, employees or agents, has committed any criminal offence or any tort or any breach of the requirements or conditions of any statute, treaty, regulation, by-law or other obligation relating to such Group Company or the carrying on of its business. Without prejudice to the generality of the foregoing, each of the Group Companies is duly qualified, licensed or admitted to do business in each jurisdiction in which it currently conducts business and holds all Licenses necessary to the conduct of its business except for those the absence of which would not result in a Material Adverse Effect. All necessary filings and registrations with the relevant PRC Governmental Authorities required in respect of any subsidiary of the Company incorporated under the laws of the PRC have been duly and timely made in accordance with the relevant PRC laws except for those the absence of which would not result in a Material Adverse Effect. In this Agreement, “Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, filings, franchises and similar consents granted or issued by any Governmental Authority.

4.7    No Bribery. No act or transaction has been effected by or on behalf of any Group Company involving the making or authorizing of any payment, or the giving of anything of value, to any government official, political party, party official or candidate for political office (each a “Government Official”) for the purpose of influencing the recipient in his or its official capacity in order to obtain business, retain business or direct business to such Group Company or any other Person or firm, in violation of any applicable anti-bribery law. No Government Official and, to the best of knowledge of the Group Companies, no Immediate Family of any such Government Official has been, for the purpose of influencing such Governmental Official in his or its official capacity in order to obtain business, retain business or direct business to any Group Company or any other Person or firm, in violation of any applicable anti-bribery law, (i) issued or granted an ownership or other economic interest, direct or indirect, in any Group Company by any Group Company or (ii) engaged or employed by any Group Company as an officer, a director, or employee of any Group Company. Each Group Company has disclosed any investigation and all facts known to it regarding all Liabilities or allegations of any kind or nature that are asserted against, paid or payable by any Group Company in connection with non-compliance with any anti-bribery laws.

4.8    Financial Statements. The Company Financial Statements have been provided to the Purchaser and (i) fairly present the financial conditions and results of operations of the Group Companies as of the date thereof and for the period covered thereby, (ii) have been prepared in accordance with the generally accepted accounting principles in the PRC, and (iii) were compiled from the books and records of the Group Companies regularly maintained by the management and used to prepare the financial statements of the Group Companies in accordance with the principles stated therein; provided that unaudited Company Financial Statements shall be subject to year-end adjustments made at the request of the auditor of the relevant Group Company. The operating results, assets and liabilities of the Group Companies are consolidated into the audited consolidated financial statements of Kingsoft.

4.9    No Acceleration of Borrowings. There is no default by any Group Company that would result in any borrowing of any Group Company becoming due and payable, or capable of being declared due and payable, prior to its normal or originally stated maturity. No demand or other notice has been received by any Group Company requiring the payment or repayment of money prior to its normal or originally stated maturity.

4.10    No Undisclosed Liabilities. Except as reflected or provided for in the Company Financial Statements or in the notes thereto and/or the Disclosure Schedule, there are no Liabilities against any Group Company or any of their respective assets and properties, other than (i) Liabilities which, individually or in the aggregate, would not result in a Material Adverse Effect, or (ii) Liabilities incurred by the Group Companies in the ordinary course of business. In this Agreement, “Liabilities” means all indebtedness, obligations, taxes and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or become due).

4.11    Tangible Personal Property. The Group Companies are in possession of and have good title to, or have valid leasehold interests in or valid rights under contract to use, all machinery, equipment, furniture, fixtures, vehicles and other properties and assets currently used by the Group Companies material for the conduct of the business of the Group Companies. The assets of the Group Companies are in the aggregate in a condition adequate for the intended use and sufficient to carry on the Principal Business in the ordinary course as currently conducted and contemplated to be conducted. The assets owned by each Group Company are free and clear of all security interests, liens or other encumbrances or material claims. The material assets of each Group Company have been properly maintained and are in good working condition.

4.12    Real Property. The Group Companies do not own any land, buildings or other real property. The Group Companies are in compliance with all real property leases in respect of real property used by the Group Companies in all material respects.

4.13    Proprietary Assets. “Proprietary Assets” shall mean all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, copyright registrations and applications and all other rights corresponding thereto, inventions, databases and all rights therein, all computer software including all source code, object code, firmware, development tools, files, records and data, including all media on which any of the foregoing is stored, formulas, designs, trade secrets, confidential and proprietary information, proprietary rights, know-how and processes of a company, and all documentation related to any of the foregoing. Details of all registered Proprietary Assets owned by or licensed to the Group Companies are set out in Section 4.13 of the Disclosure Schedule. Complete and accurate copies of all documentation by which the Group Companies acquired from any third party ownership of or right to use any of such Proprietary Assets are annexed to the Disclosure Schedule, and no material claim under any of such documentation has been made. Except as disclosed in the Disclosure Schedule, each Group Company (i) has independently developed and owns free and clear of all material claims, security interests, liens or other encumbrances, or (ii) has a valid right or license to use, all Proprietary Assets necessary and appropriate for its business as now conducted and without any conflict with or infringement of the rights of others. Except as disclosed in the Disclosure Schedule and those royalties or other payments paid in the Group Company’s ordinary course of business, no Group Company is obligated to pay any royalties or other payments to any Person in respect of Proprietary Assets used by the Group Companies. No Group Company is, in any material respect, in breach of any Proprietary Assets license agreement or of any agreement under which any confidential business information was or is to be made available to it. The Proprietary Assets owned by and licensed to the Group Companies are sufficient for the Group Companies as a whole to carry on their business as currently conducted.

4.14    Infringement; Challenge. Except as disclosed in the Disclosure Schedule, the processes and methods employed, the services provided, the businesses conducted and the products manufactured, used or dealt in by each Group Company does not, or at the time of being employed, provided, conducted, manufactured, used or dealt in did not, infringe the rights of any other Person in any Proprietary Assets in any material respect. To the best of knowledge of the Group Companies, and except as disclosed in the Disclosure Schedule, there is not, nor has there been at any time, any unauthorized use or infringement by any Person of any of the Proprietary Assets owned by or otherwise required for the business of any Group Company. To the best knowledge of each Group Company, and except as disclosed in the Disclosure Schedule, the Proprietary Assets of the Group Companies, and the validity or subsistence of the Group Companies’ right, title and interest therein, is not subject of any current or pending challenge, claim or proceedings, including for opposition, cancellation, revocation or rectification, and has not been the subject of any challenge, claim or proceeding. Each Group Company has taken all reasonable steps open to it to preserve its Proprietary Assets.

4.15    Confidentiality and Non-Competition Agreement. All employees of the Group Companies with access to Groups Companies’ confidential information have entered into a standard confidentiality and non-competition agreements. To the best of knowledge of the Group Companies, none of these employees are in breach of such agreements in any material respect. To the best knowledge of the Group Companies and except as disclosed in the Disclosure Schedule, none of the Key Employees (as defined below) is obligated under any contract, or subject to any judgment, decree or order of any Governmental Authority, that would interfere with the use of his or her best efforts to promote the interests of the Group Companies or that would conflict with the Group Companies’ businesses as proposed to be conducted. To the best knowledge of the Group Companies, neither the execution or delivery of this Agreement or the other Transaction Documents, nor the carrying on of the any Group Company’s businesses by its employees, nor the conduct of the any Group Company’s businesses as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated in any material respect.

4.16    Contracts. Except as disclosed in the Disclosure Schedule, no Group Company is a party to or bound by any contract that (i) was entered into outside of its ordinary course of business, (ii) was entered into during the period between January 1, 2018 and September 30, 2019 and involves total payments in excess of RMB10,000,000 for the financial year of 2018 or RMB5,000,000 for the period from January 1, 2019 to September 30, 2019, (iii) was entered into during the period between January 1, 2018 and September 30, 2019 and is an agency, distribution, marketing, purchasing, franchising or licensing agreement under which the payment obligations of a Group Company exceed RMB10,000,000 for the financial year of 2018 or RMB5,000,000 for the period from January 1, 2019 to September 30, 2019, (iv) was entered into during the period between January 1, 2018 and September 30, 2019 and is a consulting or management agreement under which the payment obligations of a Group Company exceed RMB10,000,000 for the financial year of 2018 or RMB5,000,000 for the period from January 1, 2019 to September 30, 2019, (v) is a joint venture, shareholders’ or partnership arrangement or agreement or similar arrangement or agreement or any agreement which purports to regulate, Control or otherwise affect the voting or disposition of its shares; (vi) was entered into during the period between January 1, 2018 and September 30, 2019 and restricts its freedom of action in relation to its normal business activities; (vii) is a loan, a guarantee, an equity transfer or other financing agreement; (viii) was entered into during the period between January 1, 2018 and September 30, 2019 and is a non-compete agreement or an agreement of similar nature restricting any Group Company from competing with any other person; (ix) is a contract in relation to the purchase, sale, license or use of Proprietary Assets, or (x) is otherwise material to the business or financial condition of the Group Companies (collectively, “Material Contracts”). A list of all Material Contracts is included in Section 4.16 of the Disclosure Schedule. True and complete copies of all Material Contracts have been made available to the Purchaser. Each contract to which any Group Company is a party has been duly authorized, executed and delivered by the relevant Group Company and constitutes the valid and binding obligation of such Group Company, enforceable against such Group Company in accordance with its terms. There are no grounds for rescission, avoidance, repudiation or termination of any Material Contract, except for such rescission, avoidance, repudiation or termination of any Material Contract which would not result in a Material Adverse Effect. The Group Companies have not received any notice of termination of such Material Contracts. None of the parties to such Material Contracts is in material default thereunder.

4.17    Customers and Suppliers. Section 4.17 of the Disclosure Schedule sets forth a true and complete list, for the 12 months ended June 30, 2019, of the five (5) largest customers of goods and services of and the ten (10) largest suppliers of goods and services to the Group Companies. No Person set forth in Section 4.17 of the Disclosure Schedule (i) has threatened to cancel or otherwise terminate or, to the knowledge of the Group Companies, intends to cancel or otherwise terminate, the relationship of such Person with any Group Company or (b) has materially modified or decreased materially or threatened to materially modify or decrease materially or limit materially or, to the knowledge of the Group Companies, intends to materially modify its relationship with any Group Company or intends to decrease materially its purchases from, or services or supplies to, any Group Company.

4.18    Related Party Transactions. Except as disclosed in the Disclosure Schedule, there are no contracts, understandings, transactions or proposed transactions between any Group Company on the one hand and any of its Related Party on the other hand (each, a “Related Party Transaction”), other than transactions arising in the ordinary course of an employer/employee relationship. Except as disclosed in the Disclosure Schedule, no Related Party of any Group Company or any member of his or her Immediate Family is indebted to any Group Company, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as disclosed in the Disclosure Schedule, none of such Persons has any direct or indirect ownership in any business entity with which any Group Company is affiliated or with which any Group Company has a business relationship, or any business entity that competes with any Group Company, other than passive shareholdings of less than 5% in publicly listed companies. Each Related Party Transaction is on terms and conditions as favorable to the applicable Group Company as would have been obtainable by it at the time in a comparable arm’s-length transaction with an unrelated party.

4.19    Taxes. Each Group Company has filed all tax returns, statement, reports and forms (the “Tax Returns”) that it was required to file in accordance with all applicable laws. All such Tax Returns were true, correct and complete in all material respects and not misleading for the purpose of such Tax Returns. All taxes which have become due and payable by each Group Company (whether or not shown on any Tax Return) have been fully paid or provided for except as would not result in a Material Adverse Effect.

4.20    Employment. Each of the Group Companies has complied with all applicable laws relating to the employment of labor in all material respects, including provisions thereof relating to wages, hours, housing funds, social welfare, social insurance contribution and collective bargaining, and none of such Group Companies is subject to any investigation or examination by any Governmental Authority regarding the employment of labor, including but not limited to matters relating to social welfare, employee safety, housing funds and social insurance contribution. No Group Company is bound by or subject to any agreement, collective bargaining scheme or other understanding with any labor union or other body representing employees of any Group Company. To the best knowledge of any Group Company, no labor union has requested, sought or attempted to represent any employees, representatives or agents of any Group Company and there is no pending or threatened strike or other labor dispute involving any Group Company.

4.21    Legal Proceedings. There are no actions or proceedings pending or, to the best knowledge of the Group Companies, threatened against any Group Company or its directors or Key Employees, or any of the Group Companies’ respective assets and properties. To the best knowledge of any Group Company, no Group Company and none of its directors and Key Employees is the subject of any official investigation or inquiry. To the best knowledge of any Group Company, there are no facts or circumstances which could result in any such actions or proceedings being brought by or against any Group Company or any of its directors and Key Employees.

4.22    No Insolvency. No order has been made and no resolution has been passed for the winding up of any Group Company or for a provisional liquidator to be appointed in respect of any Group Company and to the best knowledge of each Group Company, no petition has been presented and no meeting has been convened for the purpose of winding up any Group Company. No receiver has been appointed in respect of any Group Company or all or any of its assets. No distress, execution or other process has been levied on any of the assets of any Group Company. No Group Company is insolvent or unable to pay its debts as they fall due.

4.23    No Business Activities. Except as disclosed in the Disclosure Schedule, neither the Company nor the HK Company has carried on any material business activity except in connection with the ordinary course of business of the Group Companies, its incorporation, the appointment of its officers, the filing of documents pursuant to the laws of the jurisdiction of its incorporation or formation, its establishment of any subsidiary and, as to the Company, the issuance of Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series D+ Preferred Shares.

4.24    Disclosure.

(a)    No Misrepresentation. No representation, warranty or statement by the Group Companies in this Agreement, or in any exhibit, schedule, statement or certificate furnished to the Purchaser pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

(b)    Full Disclosure. To the best knowledge of the Group Companies, there is no fact or circumstance relating to the affairs of the Group Companies which has not been disclosed to the Purchases and which if disclosed might reasonably have been expected to influence the decision of the Purchaser to enter into this Agreement.

4.25    SAFE Registration. Each of the incumbent Management who is a domestic resident as defined in the Circular of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration of Financing and Inbound Investment through Offshore Special Purpose Companies by PRC Residents (《关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知 》) effective as of July 4, 2014 issued by the State Administration of Foreign Exchange (国家外汇管理局, the “SAFE”) on July 4, 2014 (together with any rule or regulation interpreting or setting forth provisions for implementation of any of the foregoing, the “SAFE Circular”) has completed the registration with the competent local branch of SAFE for their respective direct holding of any equity interests in the intermediary, through which the Management holds the Management Holdco, which in turn holds equity securities of the Company, in accordance with the SAFE Circular and other applicable SAFE rules and regulations.

5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants, to the Group Companies as follows as of the date hereof and the Closing Date. The Purchaser and its advisors have been afforded the opportunity to interview the representatives of the Group Companies as the Purchaser deems necessary in connection with its decision to subscribe for the Purchased Shares. Regardless of the foregoing, each party acknowledges and agrees that the foregoing shall not in any way limit, reduce or affect the representations and warranties provided by the Group Companies in this Agreement or the rights of the Purchaser to rely thereon. No information relating to the Group Companies or the Officer Holdco of which the Purchaser has knowledge (actual or constructive) and no investigation by or on behalf of the Purchaser shall prejudice any claim made by the Purchaser under the indemnity contained in Section 9 or operate to reduce any amount recoverable thereunder except if and to the extent such information is disclosed in the Disclosure Schedule.

5.1    Status of Purchaser. The Purchaser is either (i) an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, under the Securities Act, or (ii) not a “U.S. person” as defined in Rule 902 of Regulation S of the Securities Act. The Purchaser has the knowledge, sophistication and experience necessary to make an investment decision like that involved in the purchase of the Purchased Shares and can bear the economic risk of its investment in the relevant number of Purchased Shares set forth in Section 2.2.

5.2    Restricted Securities. The Purchaser understands that the Purchased Shares are restricted securities within the meaning of Rule 144 under the Securities Act, that the Purchased Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

5.3    No Public Market. The Purchaser understands and acknowledges that no public market now exists for any of the securities issued by the Company and the Company has given no assurances that a public market will ever exist for the Company’s securities.

5.4    Purchase for Own Account. The relevant number of Purchased Shares set forth in Section 2.2 will be acquired for the Purchaser’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

5.5    Capacity and Authorization. The Purchaser is a limited partnership duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power, authority and capacity to carry on its business as now conducted and as proposed to be conducted and to enter into the Transaction Documents, and to perform its obligations under the Transaction Documents. This Agreement has been duly authorized, executed and delivered by the Purchaser. The Transaction Documents, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

5.6    Investment Experience. The Purchaser acknowledges that it is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares.

5.7    No Conflict. The execution and delivery of the Transaction Documents by the Purchaser and the performance by the Purchaser of its obligations under each of the Transaction Documents to which it is a party will not (a) result in a breach of any provision of the Purchaser’s charter documents; (b) result in a breach of, or constitute a default under, any instrument by which the Purchaser is bound; or (c) result in a breach of any order, judgment or decree of any court or governmental agency by which the Purchaser is bound.

5.8    Governmental and Third Party Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any third party on the part of the Purchaser is required in connection with the consummation of the transactions contemplated by this Agreement or any other agreement contemplated hereby.

6.	CONDITIONS TO THE PURCHASER’S OBLIGATIONS AT THE CLOSING

The obligation of the Purchaser to purchase the Purchased Shares set forth in Section 2.2 at the Closing is subject to the fulfillment to the reasonable satisfaction of the Purchaser, or otherwise waived by the Purchaser, on or prior to the Closing, of the following conditions:

6.1    Representations and Warranties True and Correct. The representations and warranties made by the Group Companies in Section 4 shall be true and correct and complete in all material respects as of the date hereof and as of the Closing (to the extent any portion of any such representations and warranties is already qualified as to materiality, such portion of such representations and warranties as so qualified shall remain true and correct in all respects).

6.2    Performance of Obligations. Each of the Group Companies shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the transactions contemplated hereby.

6.3    Proceedings and Documents. All necessary corporate and other proceedings on the part of the Group Companies in connection with the transactions contemplated hereby shall have been completed.

6.4    Consents and Waivers. Each Group Company shall have obtained any and all consents and waivers from third parties necessary for the lawful issuance and sale of the Purchased Shares hereunder, including, but not limited to all permits, authorizations, approvals, consents or permits of any Governmental Authority or regulatory body.

6.5    Amendment to Constitutional Documents. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of the Board and the shareholders of the Company.

6.6    Execution of the Restated Shareholders Agreement. The Restated Shareholders Agreement shall have been duly executed and delivered by all parties thereto other than the Purchaser, and the Existing SHA shall have been superseded and restated in its entirety by the Restated Shareholders Agreement.

6.7    Execution of the Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed and delivered by all parties thereto other than the Purchaser.

6.8    No Material Adverse Change. Since the Financial Statements Date, (a) no event, change or circumstance, and (b) no change in any relevant status, laws, regulations or policies (whether coming into effect prior to, on or after the Closing Date), shall have been arisen, which, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

6.9    Due Diligence. The making of such enquiries, investigations and due diligence reviews of the business, affairs, operations, legal and financial position of the Group Companies by the Purchaser and any of its officers, directors, employees, agents, professional advisers or other persons authorised by the Purchaser which the Purchaser in its absolute discretion deems necessary, desirable or appropriate and the results of such enquiries, investigations and due diligence reviews shall have been considered in the Purchaser’s sole opinion to be satisfactory to the Purchaser.

6.10    Internal Approval. The Purchaser shall have obtained and performed all necessary external, internal and corporate approvals and checks under all applicable laws regarding the Transaction Documents, including but not limited to its investment committee approval, anti-money laundering checks and know-your-client checks, and such approvals remain valid and have not been revoked until Closing.

6.11    Closing Certificate. The Company shall have delivered a certificate to the Purchaser, dated the Closing Date, certifying that the conditions set forth in this Section 6 have been duly satisfied (other than the conditions the fulfillment of which by their nature are subject to the confirmation by such Purchaser).

For the avoidance of doubt, by execution and delivery of this Agreement, the conditions set out in Sections 6.9 (Due Diligence) and 6.10 (Internal Approval) shall be deemed to have been irrevocably satisfied as of the date hereof.

7.	CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING

The obligations of the Company to issue the Purchased Shares set forth in Section 2.2 to the Purchaser under this Agreement are subject to the fulfillment, or otherwise waived by the Company, on or prior to the Closing, of the following conditions:

7.1    Representations and Warranties True and Correct. The representations and warranties made by the Purchaser in Section 5 hereof shall be true, correct and complete in all material respects, when made, and shall be true and correct and complete in all material respects as of the date hereof and as of the Closing (to the extent any portion of any such representations and warranties is already qualified as to materiality, such portion of such representations and warranties as so qualified shall remain true and correct in all respects).

7.2    Performance of Obligations. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the transactions contemplated hereby.

7.3    Proceedings and Documents. All corporate and other proceedings on the part of the Purchaser in connection with the transactions contemplated hereby shall have been completed.

7.4    Consents and Waivers. The Purchaser shall have obtained any and all consents and waivers from third parties necessary for the purchase of the Purchased Shares hereunder, including, but not limited to all permits, authorizations, approvals, consents or permits of any Governmental Authority or regulatory body.

7.5    Execution of Restated Shareholders Agreement. The Restated Shareholders Agreement shall have been duly executed and delivered by the Purchaser.

8.	COVENANTS

8.1    Share Certificate. Within ten (10) days after the Closing, the Company shall deliver to the Purchaser a share certificate registered in the name of the Purchaser representing the duly authorized and validly issued and allotted Purchased Shares being purchased by the Purchaser pursuant to Section 2.2.

8.2    Filing of the Restated Articles. The Company shall obtain the duly filed and stamped Restated Articles within thirty (30) days following the Closing.

8.3    Use of Proceeds. The proceeds from the sale of the Purchased Shares hereunder shall be used by the Group Companies for (i) the development of the Principal Business, (ii) the capital expenditures and general working capital of the Group Companies, or (iii) the other purposes for the development of the Principal Business as approved by the Board.

8.4    Notice of Certain Events. If at any time before the Closing, any Group Company is involved in or subject to any material litigation, arbitration, or administrative penalty, or comes to know of any material fact or event which:

(a)    might result in a Material Adverse Effect; or

(b)    might result in any change in capitalization of the Company.

then such Group Company shall immediately notify the Purchaser in writing, describing the fact or event in reasonable detail.

8.5    Use of the CCBI Investor’ Name or Logo. Without the prior consent of the CCBI Investor, none of the Group Companies shall use, publish or reproduce the name, trademark or logo of the CCBI Investor and/or the Governmental Authority which Controls the CCBI Investor in any of their written marketing, advertising or promotion materials or otherwise for any purpose.

8.6    Regulatory Compliance. Each Group Company shall comply with all applicable laws and regulations in the PRC and other applicable jurisdiction in all material respects, including but not limited to applicable laws and regulations in connection with the operations of the Group Companies, the PRC tax laws and regulations, PRC labor laws and regulations.

8.7    Increase the Authorized Area Under the IDC License. The ICP Cos shall increase the authorized area under the Internet Data Center Business License in accordance with applicable laws as soon as possible but in any event no later than twelve (12) months after the Closing.

8.8    Establishment of Internal Control. The Group Companies shall establish and maintain reasonable and effective internal control with respect to information network security management.

8.9    Related Party Transactions. The Group Companies shall set up and maintain a reasonable internal control system on Related Party transactions as soon as possible but in any event no later than six (6) months after the Closing. Each of the Group Companies shall proceed Related Party Transactions with the purpose of furthering its business development and protecting the Group Companies’ interests. Each Related Party Transaction shall be on terms and conditions at least as favorable to the applicable Group Company as would have been obtainable by it at the time in a comparable arm’s length transaction with an unrelated party.

8.10    Registered Address and Lease. As soon as practicable after the Closing, the applicable PRC Companies shall (1) renew the lease agreements for their respective registered address or lease a new office premise and duly register such office premise as its registered address in accordance with applicable laws; (2) establish subsidiaries or branches at the premises other than its registered office where it carries out business in accordance with applicable laws and shall complete registration of subsidiaries or branches with the competent Governmental Authorities; and (3) use its commercially reasonable efforts to complete the registration with competent Governmental Authorities in respect of each real property leasehold of such PRC Company in accordance with the applicable PRC laws.

9.	INDEMNIFICATION.

9.1    General Indemnity.

(a)    The Group Companies shall jointly and severally indemnify and hold harmless the Purchaser and its Affiliates, directors, officers, employees, agents and assigns (each an “Indemnified Person”) from all damages, expenses, losses, costs, claims, proceedings and Liabilities actually suffered or incurred by any such Indemnified Person resulting from, or arising out of, any breach of the warranties or covenants given by any Group Company in Section 4 and Section 8 with respect to all Shares acquired by such Purchaser on or after the Closing under this Agreement or otherwise (the “Indemnifiable Losses”). The amount of any payment to any such Indemnified Person shall be sufficient to make such Indemnified Person whole for any diminution in value of the equity securities held by it resulting from such breach. Any indemnity referred to in this Section 9.1 shall be such as to place the Indemnified Person in the same position as it would have been in had there not been any breach of the representations and warranties set forth in Section 4 under which the Indemnified Person is to be indemnified.

(b)    The Company shall indemnify, defend and hold harmless the Purchaser from and against all damages, expenses, losses, costs, claims, proceedings and Liabilities actually suffered or incurred by any Group Companies or the Purchaser resulting from or arising out of any dispute or claim arising out of any actual or alleged issuance, repurchase, transfer or restructuring of equity interest in KSC Partner Holdings Limited or related equity incentive arrangement (the “Restructuring Losses”); provided that the Company shall not be obligated to indemnify the Purchaser under this Section 9.1(b) if the Purchaser makes a claim against the Company under this Section 9.1(b) after the second anniversary of the Closing Date.

(c)    Notwithstanding anything to the contrary herein, the maximum aggregate liabilities of the Group Companies towards all the Indemnified Persons with respect to the Purchaser under this Section 9 shall be limited to one-hundred percent (100%) of the Purchase Price actually paid by the Purchaser pursuant to this Agreement; provided that such limitation shall not apply and the Group Companies shall be liable for the entire amount of the Indemnifiable Losses if such losses resulting from, or arising out of, fraud, willful misrepresentation, willful misconduct or gross negligence of any Group Company.

(d)    Notwithstanding anything to the contrary herein, the Group Companies shall not be obligated to indemnify any Indemnified Person in respect of its claims under this Section 9 unless the aggregate amount of all Indemnified Persons’ claims exceeds US$50,000 (or its equivalent in other currencies), in which event the Group Company shall be liable for the entire amount of the Indemnifiable Losses of such Indemnified Person, subject to Section 9.1(c) above.

9.2    Without limiting the generality of the foregoing and, notwithstanding anything disclosed in the Disclosure Schedule, the Group Companies shall jointly and severally indemnify and hold harmless each Indemnified Person from and against any and all Indemnifiable Losses suffered by such Indemnified Person, directly or indirectly, as a result of, or based upon or arising from (a) any material violations of applicable laws by any of the Group Companies before the Closing as determined by the competent Governmental Authorities due to misuse by users and clients of such Group Company’s service, which misuse involved obscenity and eroticism, and/or (b) any Related Party Transaction conducted before the Closing not on fair and arm’s-length basis in violation of the compliance rules of Kingsoft in connection with its subsidiaries.

9.3    No Prejudice and No Waiver. The rights conferred on the Purchaser by this Agreement are in addition and without prejudice to all other rights and remedies available to the Purchaser; and no exercise or failure to exercise a right hereunder or otherwise or to invoke a remedy shall constitute a waiver of that right or remedy by the Purchaser.

10.	MISCELLANEOUS

10.1    Governing Law. This Agreement shall be governed by and construed exclusively in accordance the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong to the rights and duties of the parties hereunder.

10.2    Survival. The representations and warranties made herein shall survive any investigation made by any party hereto and the Closing of the transactions contemplated hereby. Notwithstanding the foregoing, an Indemnified Person shall make claims (i) over the breach of the representation and warranties of Group Companies other than the Fundamental Warranties prior to the second anniversary date of the Closing Date, and (ii) over the breach of the Fundamental Warranties prior to the end of the applicable statutory limitation period in respect of each such Fundamental Warranty, in each case by written notice to the Company.

10.3    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations herein may not be assigned by any party without the written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.4    Entire Agreement. The Transaction Documents and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

10.5    Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit G hereto, upon receipt of confirmation of error-free transmission; (c) when sent by email, on the date of successful transmission at the email address set forth in Exhibit G hereto, provided that the sending party’s system has indicated successful transmission or the sending party has not received a system message within 24 hours indicating failure of delivery or return of email; (d) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit G; or (e) three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit G with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.5 by giving, the other parties hereto written notice of the new address in the manner set forth above.

10.6    Amendments. Any term of this Agreement may be amended only with the written consent of all the parties hereto.

10.7    Delays, Omissions or Waiver. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach of default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party shall be cumulative and not alternative.

10.8    Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

10.9    Counterparts. This Agreement may be executed in four counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

10.10    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most closely effects the parties’ intent in entering into this Agreement.

10.11    Confidentiality and Non-Disclosure. The parties hereto agree to be bound by the confidentiality and non-disclosure provisions of Section 7 of the Restated Shareholders Agreement, which shall be incorporated by reference and shall take effect from the date hereof.

10.12    Further Assurances. Each party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

10.13    Dispute Resolution. All disputes and controversies arising out of or in connection with this Agreement shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 10.13. The arbitration tribunal shall consist of three (3) arbitrators. The Claimant(s) shall jointly select one (1) arbitrator, the Respondent(s) shall jointly select one (1) arbitrator and the parties hereto shall jointly select one (1) arbitrator. In the event that one (1) or more Purchaser are acting as the Claimant(s) or Respondent(s), the arbitrator selected by such Claimant(s) or Respondent(s) shall be subject to the prior approval of the holders of at least 66% of the issued and outstanding Purchased Shares. All selection shall be made within thirty (30) days after a party gives the other parties the demand for arbitration. The Chairman of Hong Kong International Arbitration Centre shall select the third arbitrator if the parties hereto fail to reach an agreement regarding selection of such arbitrator within such thirty-day period. The language of the arbitration shall be English.

10.14    Expenses. Unless otherwise agreed in writing by the relevant Parties, the Parties hereto shall pay all of their own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.

10.15    Termination. This Agreement may be terminated by any party hereto after December 31, 2019, by written notice to the other parties, if the Closing has not occurred on or prior to such date. Such termination under this Section 10.15 shall be without prejudice to any claims for damages or other remedies that the parties may have accrued under this Agreement or applicable law.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein first written above.

COMPANY:

KINGSOFT CLOUD HOLDINGS LIMITED

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Director

HK COMPANY:

KINGSOFT CLOUD CORPORATION LIMITED

By:	/s/ Ng Yuk Keung
Name: Ng Yuk Keung
Title: Director

US COMPANY:

KINGSOFT CLOUD INC.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO SERIES D+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein first written above.

PRC SUBSIDIARY 1:

BEIJING JINSHANYUN TECHNOLOGY CO., LTD. (北京金山云科技有限公司)

/s/ Seal of Beijing Kingsoft Cloud Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

PRC SUBSIDIARY 2:

BEIJING YUNXIANG ZHISHENG TECHNOLOGY CO., LTD. (北京云享智胜科技有限公司)

/s/ Seal of Beijing Yunxiang Zhisheng Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO SERIES D+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein first written above.

DOMESTIC ENTERPRISE 1:

ZHUHAI JINSHANYUN TECHNOLOGY CO., LTD. (珠海金山云科技有限公司)

/s/ Seal of Zhuhai Kingsoft Cloud Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

DOMESTIC ENTERPRISE 2:

JINSHANYUN (BEIJING) INFORMATION TECHNOLOGY CO., LTD. (金山云(北京)信息技术有限公司)

/s/ Seal of Kingsoft Cloud (Beijing) Information Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

ICP CO 1:

BEIJING JINSHANYUN INTERNET TECHNOLOGY CO., LTD. (北京金山云网络技术有限公司)

/s/ Seal of Beijing Kingsoft Cloud Network Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO SERIES D+ PREFERRED SHARE PURCHASE AGREEMENT

ICP CO 2:

BEIJING JINXUN RUIBO INTERNET TECHNOLOGY CO., LTD. (北京金迅瑞博网络技术有限公司)

/s/ Seal of Beijing Jinxun Ruibo Network Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO SERIES D+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein first written above.

SHANGHAI RUIDIAN NETWORK TECHNOLOGY CO., LTD. (上海锐巅网络科技有限公司)

/s/ Seal of Shanghai Ruidian Network Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

NANJING QIANYI SHIXUN INFORMATION TECHNOLOGY CO., LTD. (南京仟壹视讯信息技术有限公司) (盖章)

/s/ Seal of Nanjing Qianyi Shixun Information Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

SUZHOU YUNXIANG ZHISHENG INTERNET TECHNOLOGY CO., LTD. (宿州云享智胜网络技术有限公司) (盖章)

/s/ Seal of Suzhou Yunxiang Zhisheng Network Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

HAINAN CHENGMAI YUNXIANG ZHISHENG INTERNET TECHNOLOGY CO., LTD. (海南澄迈云享智胜网络技术有限公司) (盖章)

/s/ Seal of Hainan Chengmai Yunxiang Zhisheng Network Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO SERIES D+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein first written above.

OFFICER AND OFFICER HOLDCO:

AUTOGOLD LIMITED

By:	/s/ WANG Yulin
Name: WANG Yulin (王育林)
Title: Director

WANG Yulin (王育林)

By:	/s/ WANG Yulin

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO SERIES D+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein first written above.

PURCHASER:

DESIGN TIME LIMITED

By:	/s/ Li Ngai
Name: Li Ngai
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO SERIES D+ PREFERRED SHARE PURCHASE AGREEMENT

SCHEDULES AND EXHIBITS

Schedule A	List of Major Subsidiaries

Schedule B	List of Purchaser

Exhibit A	Capitalization Table

Exhibit B	Disclosure Schedule

Exhibit C	Form of Restated Shareholders Agreement

Exhibit D	Form of Restated Articles

Exhibit E	Form of Registration Rights Agreement

Exhibit F	List of Key Employees

Exhibit G	Notices

SCHEDULE A

LIST OF MAJOR SUBSIDIARIES

1.	Kingsoft Cloud Corporation Limited (the “HK Company”), a limited liability company organized under the laws of Hong Kong;

2.	Kingsoft Cloud INC. (the “US Company”), a limited liability company organized under the laws of the State of Washington, United States;

3.	Beijing Jinshanyun Technology Co., Ltd. (北京金山云科技有限公司) (the “PRC Subsidiary 1”), a wholly foreign-owned enterprise established under the laws of the PRC;

4.

Beijing Yunxiang Zhisheng Technology Co., Ltd. (北京云享智胜科技有限公司) (the “PRC Subsidiary 2”, the PRC Subsidiary 1 and the PRC Subsidiary 2 are collectively referred to as the “PRC Subsidiaries”), a wholly foreign-owned enterprise established under the laws of the PRC;

5.	Zhuhai Jinshanyun Technology Co., Ltd. (珠海金山云科技有限公司) (the “Domestic Enterprise 1”), a limited liability company established under the laws of the PRC;

6.

Jinshanyun (Beijing) Information Technology Co., Ltd. (金山云(北京)信息技术有限公司 ) (the “Domestic Enterprise 2”, the Domestic Enterprise 1 and the Domestic Enterprise 2 are collectively referred to as the “Domestic Enterprises”), a limited liability company established under the laws of the PRC;

7.	Beijing Jinshanyun Internet Technology Co., Ltd. (北京金山云网络技术有限公司) (“ICP Co 1”), a limited liability company established under the laws of the PRC and a wholly owned subsidiary of Domestic Enterprise 1;

8.

Beijing Jinxun Ruibo Internet Technology Co., Ltd. (北京金迅瑞博网络技术有限公司) (the “ICP Co 2”, the ICP Co 1 and the ICP Co 2 are collectively referred to as the “ICP Cos”), a limited liability company established under the laws of the PRC and a wholly owned subsidiary of Domestic Enterprise 2;

9.	Shanghai Ruidian Network Technology Co., Ltd. (上海锐巅网络科技有限公司), a joint venture company established under the laws of the PRC;

10.	Nanjing Qianyi Shixun Information Technology Co., Ltd. (南京仟壹视讯信息技术有限公司), a limited liability company established under the laws of the PRC and a wholly owned subsidiary of ICP Co1;

11.	Suzhou Yunxiang Zhisheng Internet Technology Co., Ltd. (宿州云享智胜网络技术有限公司), a limited liability company established under the laws of the PRC and a wholly owned subsidiary of ICP Co 1; and

12.	Hainan Chengmai Yunxiang Zhisheng Internet Technology Co., Ltd. (海南澄迈云享智胜网络技术有限公司), a limited liability company established under the laws of PRC and a wholly owned subsidiary of ICP Co 1.

SCHEDULE B

LIST OF PURCHASER

Purchaser	Purchased Shares	Purchase Price
DESIGN TIME LIMITED (the “CCBI Investor”)	22,035,999	US$	20,000,000

Total	22,035,999	US$	20,000,000

EXHIBIT A

CAPITALIZATION TABLE

EXHIBIT B

DISCLOSURE SCHEDULE

EXHIBIT C

FORM OF RESTATED SHAREHOLDERS AGREEMENT

EXHIBIT D

FORM OF RESTATED ARTICLES

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT F

LIST OF KEY EMPLOYEES

EXHIBIT G

NOTICES